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                                                                   EXHIBIT 23.2

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of WatchGuard Technologies, Inc. for the registration of 1,292,997 shares of its common stock and to the incorporation by reference therein of our report dated November 2, 2000, with respect to the financial statements of Qiave Technologies Corporation included in the Current Report of WatchGuard Technologies, Inc. on Form 8-K/A dated December 1, 2000, filed with the Securities and Exchange Commission.

                                                          /s/ Ernst & Young LLP

Boston, Massachusetts
December 4, 2000